UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Raymond Garcia as Senior Vice President of Operations

On June 10, 2011, Raymond Garcia, Senior Vice President of Operations of Real Mex Restaurants, Inc. (“Real Mex” or the “Company”), announced his resignation from the Company effective immediately. The Company thanks Mr. Garcia for his many years of service.

Appointment of Edie Ames as Executive Vice President and Chief Operating Officer

On June 16, 2011, Real Mex announced the appointment of Edie Ames as Executive Vice President and Chief Operating Officer, effective July 11, 2011. Ms. Ames most recently served as Chief Operating Officer of Del Frisco’s Restaurant Group, LLC, a boutique steakhouse company that owns and operates the Del Frisco’s Double Eagle Steak House and Sullivan’s Steakhouse concepts. Prior to that, she served as President of Morton’s Restaurant Group, Inc. for five years. Ms. Ames began her restaurant career at California Pizza Kitchen, Inc. where she held positions of increasing responsibility over an 11 year period, ultimately serving as Regional Vice President of Operations and Training.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 16, 2011 regarding the appointment of Edie Ames as Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: June 16, 2011	By:	/s/ Richard P. Dutkiewicz

Richard P. Dutkiewicz
Chief Financial Officer